UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2020 (March 17, 2020)
Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36558 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
________________________________________________________

One Manhattanville Road, Suite 202
Purchase, New York 10577
(Address of principal executive offices, including zip code)

(203) 861-0900
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	TSQ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 17, 2020, Townsquare Media Inc. (the “Company”) borrowed $50.0 million under the revolving credit facility portion of the Credit Agreement, dated as of April 1, 2015 (as amended, the “Senior Secured Credit Facility”), among the Company, the lenders party thereto and Royal Bank of Canada, as administrative agent. This amount constitutes the entire amount available for borrowing under the revolving credit facility portion of the Senior Secured Credit Facility.

The amount borrowed under the Senior Secured Credit Facility will bear interest as provided in the Senior Secured Credit Facility. The Company may repay the amount borrowed at any time without penalty. The revolving credit facility will mature on April 1, 2022 (or October 1, 2021 in the event that by that date our term loans have not been extended by at least six months). The borrowing will be subject to and repayable in accordance with all of the terms and conditions of the Senior Secured Credit Facility, including those provisions relating to events of default and acceleration.

Upon receipt of the full proceeds from the revolving credit facility, the Company had $132.7 million in cash and cash equivalents on its balance sheet. The amounts drawn under the revolving credit facility were borrowed as a precautionary measure and may be used for working capital, general corporate or other purposes permitted by the Senior Secured Credit Facility, as needed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and Chief Financial Officer

Date: March 20, 2020